Exhibit 99.2

SPECIAL MEETING OF STOCKHOLDERS OF KERYX BIOPHARMACEUTICALS, INC. [ ], 2018 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement and Annual Report are available at - http://www.astproxyportal.com/ast/11184Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00030303000000001000 1 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. x PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE FOR AGAINST ABSTAIN 1. To adopt the Agreement and Plan of Merger, dated as of June 28, 2018, as the amended “Merger on October Agreement”), 1, 2018 by and (as amended among from Keryx time to Biopharmaceuticals, time, Inc., Akebia Therapeutics, Inc. and Alpha Therapeutics Merger Sub, Inc. 2. To approve adjournments of the Keryx Special Meeting from time to time, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of such adjournment to adopt the Merger Agreement. 3. To approve, on a non-binding, advisory basis, the compensation that may become payable to Keryx’s named executive officers that is based on or otherwise relates to the merger, as described in the joint proxy statement/prospectus. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof by or at the direction of the board of directors. This Proxy, when properly executed, will be voted as directed. If no direction is made, this Proxy will be voted “FOR” proposals 1, 2 and 3, and, in the case of other matters that legally come before the meeting or any postponement or adjournment thereof, as said proxies may deem advisable. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. To change the address on your account, please check the box at right and indicate changes this method. your to the new registered address name(s) in the address on the account space above. may not Please be submitted note that via Note: title Please as such. sign exactly If the signer as your is a name corporation, or names please appear sign on full this corporate Proxy. When name shares by duly are authorized held jointly, officer, each giving holder full should title as sign. such. When If signer, signing is a as partnership, executor, please administrator, sign in attorney, partnership trustee name or by guardian, authorized please person. give full

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

0 KERYX BIOPHARMACEUTICALS, INC. SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS [•], 2018 Morrison, The undersigned our Interim stockholder Chief Executive of Keryx Officer, Biopharmaceuticals, and Scott A. Holmes, Inc. hereby our Chief appoints Financial Jodie P. and Corporate Secretary, Officer the and each of them with the power of substitution, as proxies to vote the Special shares Meeting of our of common Stockholders stock of that Keryx the Biopharmaceuticals, undersigned could vote Inc. to if personally be held at present the offices at Goodwin Procter LLP which are located at 100 Northern Avenue, Boston, Massachusetts of and any adjournment or postponement thereof. 02210, Our Board of Directors hopes that stockholders will attend the Special Meeting of Stockholders sign and return . Whether the enclosed or not proxy you plan card to in attend, the accompanying you are urged envelope to complete, . A prompt date, response will greatly facilitate arrangements for cooperation will be appreciated. Stockholders who attend the the Special Special Meeting Meeting and may your vote their stock they in person, even though have sent in their proxy card. (Continued and to be signed on the reverse side.) 14475 1.1

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

KERYX BIOPHARMACEUTICALS, INC. [ ], 2018 PROXY VOTING INSTRUCTIONS Note: title Please as such. sign exactly If the signer as your is a name corporation, or names please appear sign on full this corporate Proxy. When name shares by duly are authorized held jointly, officer, each giving holder full should title as sign. such. When If signer signing is a as partnership, executor, please administrator, sign in attorney, partnership trustee name or by guardian, authorized please person. give full KERYX BIOPHARMACEUTICALS, INC. [ ], 2018 PROXY VOTING INSTRUCTIONS instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Special Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement and Annual Report are available at - http://www.astproxyportal.com/ast/11184Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 00030303000000001000 1 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. x PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. 2018, as amended on October 1, 2018 (as amended from time to Biopharmaceuticals, time, the “Merger Inc. Agreement”), , Akebia Therapeutics, by and among Inc. and Keryx Alpha Therapeutics Merger Sub, Inc. 2. time, To approve if necessary adjournments or appropriate of the Keryx to solicit Special additional Meeting proxies from if time there to are insufficient votes at the time of such adjournment to adopt the Merger Agreement. 3. may To approve, become on payable a non-binding, to Keryx’s advisory named basis, executive the compensation officers that that is based on or otherwise relates to the merger, as described in the joint proxy statement/prospectus. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof by or at the direction of the board of directors. This Proxy, when properly executed, will be voted as directed. If no direction is made, this Proxy will be voted “FOR” proposals 1, 2 and 3, and, in the case of other matters that legally come before the meeting or any postponement or adjournment thereof, as said proxies may deem advisable. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. To indicate changes your to the new address registered address on name(s) your in the account, address on the please account space check above. may not the Please be box submitted at note right and that via this method.

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION